1 NASDAQ: WTBA Q4 2025 | Earnings Highlights

2 Certain statements in this presentation, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Forward-looking statements may appear throughout this presentation. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: interest rate risk, including the effects of changes in interest rates; fluctuations in the values of the securities held in our investment portfolio, including as a result of changes in interest rates; competitive pressures, including from non-bank competitors such as credit unions, “fintech” companies and digital asset service providers; technological changes implemented by us and other parties, including third-party vendors, which may be more difficult to implement or more expensive than anticipated or which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; pricing pressures on loans and deposits; our ability to successfully manage liquidity risk; changes in credit and other risks posed by the Company’s loan portfolio, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards or regulatory requirements; the concentration of large deposits from certain clients, including those who have balances above current FDIC insurance limits; changes in local, national and international economic conditions, including the level and impact of inflation, and future monetary policies of the Federal Reserve, or executive orders in response thereto; the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks; changes in legal and regulatory requirements, limitations and costs; the threat or imposition of domestic or foreign tariffs or other governmental policies impacting the global supply chain and the value of products produced by our commercial borrowers; changes in customers’ acceptance of the Company’s products and services; the occurrence of fraudulent activity, breaches or failures of our or our third-party partners' information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade, foreign and other regulatory policies of the U.S. government; military conflicts, acts of war or terrorism, or threats thereof, including the Israeli- Palestinian conflict, recent military activity in Venezuela and the Russian invasion of Ukraine, widespread disease or pandemics, or other adverse external events; risks related to climate change and the negative impact it may have on our customers and their business; changes to U.S. tax laws, regulations and guidance; potential changes in federal policy and at regulatory agencies under the Trump Administration; new or revised accounting policies and practices, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board; talent and labor shortages and employee turnover; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of West Bancorporation, Inc. after the date hereof. Certain of the information contained herein may be derived from information provided by industry sources. We believe that such information is accurate and that the sources from which it has been obtained are reliable. We cannot guarantee the accuracy of such information, however, and we have not independently verified such information. This presentation contains references to financial measures that are not defined in GAAP. Such non-GAAP financial measures include the Company’s presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis and the presentation of the efficiency ratio on an adjusted and FTE basis, excluding certain income and expenses. Management believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company’s financial performance. These measures are considered standard measures of comparison within the banking industry. Additionally, management believes providing measures on a FTE basis enhances the comparability of income arising from taxable and nontaxable sources. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. These non-GAAP disclosures should not be considered an alternative to the Company’s GAAP results. This presentation includes reconciliations of non-GAAP financial measures to comparable GAAP financial measures. Disclaimers

3 4Q 2025 Financial Highlights * Presented on a fully taxable equivalent basis; see Appendix for “Non-GAAP Financial Measures.” $26.26 NASDAQ: WTBA December 31, 2025 Closing Price $22.19 4Q 2025 Price Range $19.03 to $24.27 Cash Dividend Per Share Declared On January 28, 2026 $0.25 (payable on February 25, 2026) Annualized Dividend Yield 4.51% 4Q 2025 Total Assets $4.1 billion Gross Loans $3.0 billion Total Deposits $3.5 billion Net Income $7.4 million Annualized ROAA 0.72% Annualized ROAE 11.33% Net Interest Margin* 2.47% Efficiency Ratio* 50.21% NPAs/Assets 0.00% Diluted EPS $0.43

4 • West Bancorporation, Inc. (the “Company”) is a publicly traded, financial holding company (NASDAQ: WTBA) established in 1984. Its sole subsidiary is West Bank, founded in 1893. • West Bank is a full service commercial bank headquartered in West Des Moines, Iowa and has 11 branches and commercial banking offices serving the greater Des Moines, Iowa area; eastern Iowa, which includes Iowa City and Coralville, Iowa; and southern Minnesota, which includes Rochester, Owatonna, Mankato, and St. Cloud, Minnesota. • The Company is a long-standing and reliable, dividend paying community bank. Our mission is to build strong relationships, build strong communities, and build upon our strong reputation to ensure our clients receive exceptional care, our communities receive outstanding support, and the loyalty of our employees and stockholders is rewarded. Company Profile and Mission • One of the Company's key competitive advantages is its client-centric approach to delivering strategic financial solutions to businesses and business owners, driven by the establishment of deep customer relationships and extensive experience in its markets. • First and foremost a community bank, West Bank has built a strong reputation for being responsive to local needs. West Bank employees place a high priority on community involvement, lending their time and talents to a long list of civic and community projects. Mission

5 Experienced Executive Leadership David D. Nelson Director/Chief Executive Officer/President Joined West Bank in 2010 Years in Banking: 42 Prior to joining the Company Mr. Nelson was the President of Southeast Minnesota Business Banking and President of Wells Fargo Bank Rochester in Rochester, Minnesota. Harlee N. Olafson Chief Risk Officer/Executive Vice President Joined West Bank in 2010 Years in Banking: 47 Prior to joining the Company Mr. Olafson was the President of Southwest Minnesota Business Banking and President of Wells Fargo Bank Mankato in Mankato, Minnesota. Bradley P. Peters Executive Vice President West Bank Minnesota Group President Joined West Bank in 2019 Years in Banking: 40 Prior to joining the Company Mr. Peters was the Executive Vice President of a $16 billion regional bank in Minnesota where he was responsible for new market expansion. Jane M. Funk Chief Financial Officer Executive Vice President/Treasurer Joined West Bank in 2014 Years in Banking & Public Accounting: 35 Ms. Funk has extensive experience in the community banking industry and spent 18 years of her career at a large public accounting firm. Brad L. Winterbottom Executive Vice President West Bank President Joined West Bank in 1992 Years in Banking: 45 Mr. Winterbottom has extensive experience in commercial lending and loan portfolio administration and knowledge of the Iowa business community. Todd A. Mather West Bank Chief Credit Officer Joined West Bank in 2019 Years in Banking: 29 Prior to joining West Bank, Mr. Mather spent 8 years at a $16 billion regional bank in Minnesota as a Senior Credit Director and Group Senior Credit Manager.

6 Conservative Organic Growth with Successful Lift-Out Strategies David Nelson joins West Bancorporation, Inc. as CEO. Entered the Rochester, Minnesota market by hiring experienced bankers who had existing strong relationships with local business owners and creating an advisory community board made up of local business owners and leaders. Successful and profitable establishment of market presence led to construction of permanent commercial banking office in 2016. Reached $2 billion in total assets. Expanded into St. Cloud, Mankato, and Owatonna, Minnesota with the same lift- out strategy used in Rochester, Minnesota. Successful and profitable establishment of market presence led to construction of permanent commercial banking offices in each of these three markets during 2022-2025. Reached $3 billion in total assets. Opened new corporate headquarters building in West Des Moines, Iowa in April 2024. After being in the same leased space for fifty years, the new building consolidates the organization's operations under one roof, and provides space for future growth and enhanced business development opportunities. Reached $4 billion in total assets. 2010 2013 2018 2019 2020 2024 2024

7 Company Highlights – Commitment to Excellence West Bancorporation, Inc. is a high performing company in U.S. community banking, well-versed in providing commercial banking services, including loans and lines of credit and all types of deposit services, to small- and medium-sized businesses in its Iowa and Minnesota markets. Attractive Franchise Strategy Community Service & Philanthropy • A 133 year presence in the Des Moines, Iowa metropolitan area and is West Des Moines' oldest business of any type. • Long track record of growth and stability coupled with attractive financial returns and dividend yield. • Simple and consistent business model with a conservative operating philosophy and expense management controls. • Efficient and right-sized branch network, with a total of 11 offices serving 6 markets. • Organic growth strategy with a track record of successful lift-out strategies and employing a branch-lite structure. • Disciplined business model highlighted by focus on risk management and consistent execution that has resulted in pristine credit quality. • Superior talent with business expertise in building relationships and providing a differentiated level of service. • In 2025, our employees volunteered over 7,000 hours of community service. • In 2025, the West Bancorporation Foundation and West Bank provided over $550,000 in total philanthropic contributions to more than 182 organizations. • West Bancorporation, Inc.'s new corporate headquarters, which opened in April 2024, was constructed on a redevelopment site in West Des Moines, Iowa in an area in need of a catalyst for revitalization.

8 Company Highlights – Commitment to Excellence West Bank is a commercially-focused financial institution operating in high quality markets in Iowa and Minnesota led by a deep and experienced management team with skills developed internally and with other large regional banking institutions. Credit Culture Asset Quality & Risk Management • Strict credit risk management with robust processes and experienced credit personnel. • 30 high quality commercial bankers with an average of 22 years of commercial banking experience. • Centralized committee structure that is agile and responsive to customer needs and an organizational structure that provides deep support of credit and administrative functions. • We are a local lender to local customers. • Proven credit culture with a history of strong asset quality. • Classified and watch list loan balance was 1.74% of the loan portfolio at December 31, 2025. • No nonperforming assets at December 31, 2025. • Commercial real estate stress testing is completed quarterly. • Independent third party loan review is performed semi-annually.

9 Historical Strength - 10 Year Performance Period (2016-2025) Organic Growth Asset Quality Profitability & Expense Management Capital • Organic loan growth of $1.75 billion, or 141%. Cumulative annual growth rate (CAGR) of 9.18%. • Organic core deposit growth of $1.90 billion, or 134%. CAGR of 8.86%. • Nonperforming assets to total assets ranged from 0.00% to 0.51%. • Net charge-offs to average assets ranged from (0.04)% to 0.02%. • ROE ranged from 10.71% to 20.71%, with an average of 14.98%. • Efficiency ratio* ranged from 40.91% to 63.25%, with an average of 49.60%. • Tier 1 Capital has grown 105%. CAGR of 7.45%. • Annual dividends have increased from $0.67 per share to $1.00 per share. • Annual dividend yield has ranged from 2.71% to 4.72%. * Presented on a fully taxable equivalent basis; see Appendix for “Non-GAAP Financial Measures.”

4Q 2025 Income Statement Highlights

(in thousands)

	For the Quarter Ended			
	Q4 '24	Q3 '25	Q4 '25	Linked Quarter Comments Q3 '25 vs. Q4 '25
Net interest income	$ 19,422	$ 22,501	$ 24,206	Increase primarily due to the growth and changes in the mix of interest earning assets and decrease in rates on deposits, partially offset by growth in deposits.
Net interest margin(1)	1.98 %	2.36 %	2.47 %	
Credit loss expense	$ 1,000	$ —	$ —	
Noninterest income (excluding securities losses)	$ 2,602	$ 2,503	$ 3,067	Increase primarily due to a one-time third party contract incentive.
Realized securities losses	$ (1,172)	$ —	$ (3,959)	$63.7 million of proceeds from investment security sales in Q4 2025 improves balance sheet flexibility and will be redeployed to improve long-term earnings profile.
Noninterest expense	$ 13,399	$ 13,550	$ 13,729	Increase primarily due to increase in one-time consulting fees.
Efficiency ratio(1)	60.79 %	54.06 %	50.21 %	
Income tax expense	$ (644)	$ 2,140	$ 2,160	An income tax benefit of $1.8 million was recorded in Q4 2024 for an energy-related investment tax credit associated with new headquarters building construction.
Net income	$ 7,097	$ 9,314	$ 7,425	
Return on average equity	12.24 %	15.25 %	11.33 %	

West Bancorporation

(1) Presented on a fully taxable equivalent basis; see Appendix for "Non-GAAP Financial Measures."

10

11 Net Interest Income (1) Presented on a fully taxable equivalent basis; see Appendix for “Non-GAAP Financial Measures.” $19.4 $20.9 $21.4 $22.5 $24.2 4Q24 1Q25 2Q25 3Q25 4Q25 Net Interest Income ($ in millions) 1.98% 2.28% 2.27% 2.36% 2.47% Net interest margin %(1) Quarterly Highlights • Net interest income increased $1.7 million and net interest margin increased 11 bps in Q4 2025 compared to Q3 2025. Increases were primarily driven by growth and changes in the mix of interest-earning assets and a decrease in rates on deposits. • Average balances of interest-earning deposits with banks and securities purchased under agreements to resell increased as a result of decreases in securities available for sale and increased deposit balances. • Interest income on loans decreased $0.2 million primarily due to loan yields decreasing 7 bps from Q3 2025 to Q4 2025, as reductions to the federal funds target rate reduced the yield on the variable- rate loan portfolio. Fixed-rate loan originations and renewals continue to price at higher prevailing market rates. • Deposit interest expense decreased $1.4 million, primarily due to the cost of interest-bearing deposits decreasing 28 bps from Q3 2025 to Q4 2025, partially offset by an increase in average deposit balances.

12 $3,008 $3,016 $2,990 $2,960 $2,983 $3,009 $3,002 4Q24 1Q25 2Q25 3Q25 4Q25 3Q25 4Q25 Loans • Loans decreased $7.2 million in Q4 2025, primarily due to a decrease in construction loans, partially offset by an increase in commercial real estate loans. • Quarterly average loans increased $22.8 million compared to Q3 2025. • Commercial real estate loans are well diversified among various industry sectors. • Loan yields decreased 7 bps in Q4 2025 compared to Q3 2025 as the yield on the variable-rate loan portfolio declined. • 39% of the loan portfolio consists of variable-rate loans. Quarterly Highlights 5.53% 5.52% 5.59% 5.66% 5.59% Loans ($ in millions) Average Balances Period End Loan Yield %

13 Loan Mix C & I, 17% CRE - NOO, 35% CRE - OO, 14% Multi Family, 15% 1-4 Family, 3% C & D, 14% Consumer and other, 2% Loan Mix as of December 31, 2025 Total Construction and Development and Commercial Real Estate Loans at December 31, 2025 Sector Balance ($ in thousands) Multifamily $ 582,203 Hotels 261,916 Warehouse & trucking terminals 261,242 Retail 228,562 Residential 150,679 Office 139,094 Mixed use 109,645 Land and land development 105,668 Senior care/living 101,571 Medical 86,964 Other 329,055 Total $ 2,356,599

14 $(12) $(94) $(13) $24 $(9) 4Q24 1Q25 2Q25 3Q25 4Q25 Credit Quality $0.1 $0.2 $0.0 $0.0 $0.0 4Q24 1Q25 2Q25 3Q25 4Q25 $0.1 $0.2 $0.0 $0.0 $0.0 4Q24 1Q25 2Q25 3Q25 4Q25 $30.4 $30.5 $30.5 $30.5 $30.5 4Q24 1Q25 2Q25 3Q25 4Q25 Net Charge-Offs (Recoveries) ($ in thousands) Substandard Loans ($ in millions) Nonaccrual Loans ($ in millions) Allowance for Credit Losses ($ in millions) 1.01% 1.01% 1.03% 1.01% 1.02% ACL/Loans %

15 Deposits • Total deposits increased $162.0 million in Q4 2025 with increases in both core commercial and retail deposits. • Brokered deposits decreased $50.2 million in Q4 2025. • Deposit costs decreased 28 bps in Q4 2025 compared to Q3 2025. • West Bank participates in a reciprocal deposit network which enables depositors to receive FDIC insurance coverage on deposits otherwise exceeding the maximum insurable amount. • Estimated uninsured deposits, excluding deposits in a reciprocal deposit network, brokered deposits and public funds protected by state programs, were approximately 28.4% of total deposits at the end of Q4. Quarterly Highlights $3,434 $3,284 $3,354 $3,334 $3,419 $3,307 $3,468 4Q24 1Q25 2Q25 3Q25 4Q25 3Q25 4Q25 Average Balances Deposit Cost % Period End Deposits ($ in millions) 3.53% 3.15% 3.19% 3.17% 2.89% Brokered Deposits, 4% Noninterest- Bearing, 16% Interest-Bearing Demand, 17% Savings and Money Market, 50% Time Deposits, 13% Deposit Mix as of December 31, 2025

16 Funding and Liquidity Cost of liability funding ($ in thousands) Cash and cash equivalents $ 471,086 Unpledged securities 49,777 FHLB borrowing availability 648,687 Unsecured lines of credit availability 75,000 Federal Reserve discount window availability 38,341 Total as of 12/31/2025 $ 1,282,891 $3,862 $3,676 $3,745 $3,723 $3,806 $533 $522 $503 $512 $524 $2,901 $2,762 $2,851 $2,822 $2,894 $428 $392 $391 $389 $388 Average Noninterest-Bearing Deposits Average Interest-Bearing Deposits Average Borrowings 4Q24 1Q25 2Q25 3Q25 4Q25 3.57% 3.25% 3.28% 3.26% 3.02% Overall Funding Costs Sources of Liquidity West Bank also maintains master brokered deposit agreements with brokerage firms and deposit networks. ($ in millions)

17 9.0% 9.0% 9.3% 9.4% 9.6% 12.0% 12.0% 12.3% 12.3% 12.4% 4Q24 1Q25 2Q25 3Q25 4Q25 7.9% 8.4% 8.3% 8.5% 8.4% 10.0% 10.5% 10.4% 10.5% 10.4% 4Q24 1Q25 2Q25 3Q25 4Q25 9.5% 9.6% 9.9% 9.9% 10.1% 12.0% 12.0% 12.3% 12.3% 12.4% 4Q24 1Q25 2Q25 3Q25 4Q25 12.1% 12.2% 12.5% 12.5% 12.8%12.9% 12.9% 13.2% 13.2% 13.4% 4Q24 1Q25 2Q25 3Q25 4Q25 Regulatory Capital Ratios Note: Lines depict regulatory requirements to be considered well-capitalized.Consolidated West Bank Total Risk-Based Capital Ratio Tier 1 Capital Ratio Common Equity Tier 1 Ratio Tier 1 Leverage Ratio 6.5% 10% 8% 5%

Appendix
Non-GAAP Financial Measures

(in thousands)	As of and for the Quarter Ended				
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:					
Net interest income (GAAP)	$ 24,206	$ 22,501	$ 21,419	$ 20,855	$ 19,422
Tax-equivalent adjustment [1]	70	61	59	66	16
Net interest income on a FTE basis (non-GAAP)	24,276	22,562	21,478	20,921	19,438
Average interest-earning assets	3,893,827	3,790,154	3,799,081	3,717,441	3,910,978
Net interest margin on a FTE basis (non-GAAP)	2.47 %	2.36 %	2.27 %	2.28 %	1.98 %
Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:					
Net interest income on a FTE basis (non-GAAP)	$ 24,276	$ 22,562	$ 21,478	$ 20,921	$ 19,438
Noninterest income	(892)	2,503	2,410	2,243	1,430
Adjustment for realized securities losses, net	3,959	—	—	—	1,172
Adjustment for losses on disposal of premises and equipment, net	—	—	—	8	—
Adjusted income	27,343	25,065	23,888	23,172	22,040
Noninterest expense	13,729	13,550	13,485	13,063	13,399
Efficiency ratio on an adjusted and FTE basis (non-GAAP) [2]	50.21 %	54.06 %	56.45 %	56.37 %	60.79 %

(1) Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.

(2) The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company's financial performance. It is a standard measure of comparison within the banking industry. A lower ratio is more desirable.

West Bancorporation

Appendix